Filed Pursuant to Rule 424(b)(5)

Registration No. 333-264218

Prospectus Supplement

(to Prospectus dated April 20, 2022)

Intelligent Bio Solutions Inc.

569,560 Shares of Common Stock

Warrants to Purchase Up to 170,868 Shares of Common Stock

We are offering 569,560 shares of our common stock and warrants to purchase up to 170,868 shares of our common stock (the “Warrants”) in a firm commitment underwritten public offering. Each Warrant will have (i) an exercise price per share of $3.90 per share, and (ii) an alternate cashless exercise option (beginning on the date of issuance), to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise and (y) 1.0. Each Warrant will be exercisable immediately and will expire on the fifth anniversary of the original issuance date.

The shares of common stock and Warrants are immediately separable and will be issued separately, but must be purchased together in this offering. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of the Warrants.

Our common stock is listed on The Nasdaq Capital Market under the symbol “INBS.” On March 6, 2023, the last reported sale price of our common stock on The Nasdaq Capital Market was $5.91 per share. There is no established trading market for the Warrants and we do not expect a market to develop. We do not intend to list the Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

You should read carefully this prospectus supplement and the documents incorporated by reference in this prospectus supplement before you invest. Please see “Risk Factors” on page S-9 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus for more information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share and accompanying Warrant	Total
Public Offering Price	$3.90	$2,221,284.00
Underwriting discounts and commissions (1)	$0.312	$177,702.72
Proceeds, before expenses, to us (2)	$3.588	$2,043,581.28

(1)	We have agreed to reimburse the underwriter for certain of their expenses and to issue a warrant to purchase shares of common stock to the representative of the underwriters as described under the “Underwriting” on page S-15 of this prospectus supplement.
(2)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Warrants being issued in this offering.

We have granted the underwriter an option to purchase, within 45 days from the date of this prospectus supplement, up to an additional 85,430 shares of our common stock and/or Warrants to purchase up to 25,629 shares of common stock, in any combination, at the public offering price less the underwriting discounts and commissions.

As of March 6, 2023, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold on January 25, 2023, was $22.3 million based on 916,265 shares of outstanding common stock as of such date, of which 899,184 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

We anticipate delivery of the shares of common stock and the Warrants will take place on or about March 10, 2023, subject to the satisfaction of certain conditions.

Sole Book-Running Manager

Ladenburg Thalmann

The date of this prospectus supplement is March 8, 2023

We and the underwriter have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. We and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide you. We are offering to sell, and seeking offers to buy, the shares and Warrants only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares and Warrants.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

MARKET, INDUSTRY AND OTHER DATA

This prospectus includes industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry and internal company surveys. These sources may include government and industry sources. Industry publications and surveys generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe the industry and market data to be reliable as of the date of this prospectus, this information could prove to be inaccurate. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, we do not know all of the assumptions regarding general economic conditions or growth that were used in preparing the forecasts from the sources relied upon or cited herein.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 (File No. 333-264218) (the “Registration Statement”) that we filed with the Securities and Exchange Commission, or SEC, on April 8, 2022, and that was declared effective by the SEC on April 20, 2022, using a “shelf” registration process.

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock and Warrants. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of the common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference into the accompanying prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

We are responsible for the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not authorized any other person to provide you with different information, and we take no responsibility for any other information that others may give you.

We are not making an offer to sell or soliciting an offer to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to the terms the “Company,” “IBS,” “we,” “our” and “us” or other similar terms mean Intelligent Bio Solutions Inc., unless we state otherwise or the context indicates otherwise.

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SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement, our financial statements and the related notes thereto and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Overview

Intelligent Bio Solutions Inc. (formerly known as GBS Inc.), and its wholly owned Delaware subsidiary, GBS Operations Inc. were each formed on December 5, 2016, under the laws of the state of Delaware. Our Australian subsidiary Intelligent Bio Solutions (APAC) Pty Ltd (formerly known as Glucose Biosensor Systems (Greater China) Pty Ltd) was formed on August 4, 2016, under the laws of New South Wales, Australia and was renamed to Intelligent Bio Solutions (APAC) Pty Ltd on January 6, 2023. On October 4, 2022, IBS acquired Intelligent Fingerprinting Limited (“IFP”), a company registered in England and Wales (the “IFP Acquisition”). The Glucose Biosensor System (Japan) Pty Ltd and Glucose Biosensor System (APAC) Pty Ltd, were deregistered on January 6, 2023, and June 9, 2022, respectively. IBS and its subsidiaries (collectively, “we,” “us,” “our,” or the “Company,” unless context requires or indicates otherwise) were formed to provide a non-invasive, pain free innovative medical devices and screening devices. Unless the content indicates otherwise, referenced in this prospectus to the “GBS Inc.” and “GBS” refer to Intelligent Bio Solutions Inc. Our headquarters are in New York, New York.

We are a life sciences company marketing and developing non-invasive, real-time diagnostic testing for patients and their primary health practitioners at point of care. We operate globally with an objective to deliver intelligent pain free diagnostic tests.

Our current product portfolio includes:

●	A proprietary portable drug screening system that works by analyzing fingerprint sweat using a one-time cartridge and portable handheld reader. The system comprises of commercially available non-invasive sweat-based fingerprint diagnostics testing products (the “IFP products”) that currently detect opioids, cocaine, methamphetamines, benzodiazepines, cannabis, methadone, buprenorphine, and amphetamine. Customers include safety-critical industries such as construction, transportation and logistics firms, along with drug treatment organizations in the rehabilitation sector, and judicial organizations.

●	A development stage range of biosensor based Point of Care diagnostic tests (“POCT”) that are developed in the modalities of clinical chemistry, immunology, tumor markers, allergens, and endocrinology. Our flagship product candidate is the Saliva Glucose Biosensor (“SGB”), a POCT expected to substitute the finger pricking invasive blood glucose monitoring for diabetic patients. These tests stem from the Biosensor Platform that we license, across the Asia Pacific Region from Life Science Biosensor Diagnostics Pty Ltd (“LSBD” or “the Licensor”). The Biosensor Platform is capable of detecting multiple biological analytes by substituting the GOX enzyme with a suitable alternative for each analyte.

Our objectives:

●	To expand the IFP product line in drug testing markets concentrating on:

○	increasing market share in current markets, which have been the UK and West Europe;
○	commence distribution into the Asia region; and
○	commence the regulatory approval process with the United States Food and Drug Administration (the “FDA”) for the purpose of expanding into markets in the United States where such approval is required.

●	To complete development and commercialize the SGB the diagnostic test that stems from the Biosensor Platform that we license from LSBD, in the regions covered by the license. This will be followed by developing the platform further to testing across the diagnostic modalities of immunology, hormones, chemistry, tumor markers and nucleic acid tests.

S-2

Our Market Opportunity:

According to the Point of Care/Rapid Diagnostics Market by Product, Platform, Purchase, Sample, User - Global Forecast to 2027, published December 2022 by MarketsandMarkets Inc., the global market for Point of Care medical diagnostics was estimated to be $45.4 billion in 2022 rising to $75.5 billion in 2027 with a compounded annual growth rate (CAGR) of 10.7% from 2022 to 2027. The Company currently intends to develop pathways into areas of medical diagnostics utilizing existing technology and techniques to exploit a competitive advantage against traditional testing methodologies.

The Recreational Drug Monitoring Industry

●	There are four categories of recreational drugs: analgesics, depressants, stimulants, and hallucinogens. Analgesics include narcotics like heroin, morphine, fentanyl, and codeine. Depressants include alcohol, barbiturates, tranquilizers, and nicotine. Stimulants include cocaine, methamphetamine, and ecstasy (MDMA).
●	According to the 2022 World Drug Report published by the United Nations Office on Drugs & Crime, around 284 million people aged 15-64 used drugs worldwide in 2020, a 26% increase over the previous decade. Young people are using more drugs, with use levels today in many countries higher than with the previous generation. In Africa and Latin America, people under 35 represent the majority of people being treated for drug use disorders. In the United States and Canada, overdose deaths, predominantly driven by an epidemic of the non-medical use of fentanyl, continue to break records.
●	According to Key Substance Use and Mental Health Indicators in the United States: Results from the 2020 National Survey on Drug Use and Health, published October 2021 by the Substance Abuse and Mental Health Services Administration, among the 41.1 million people who needed treatment for substance abuse, only 2.7 million (6.5%) received treatment at a specialty treatment facility in the past year.

Diabetes Self-Monitoring Blood Glucose Market

●	According to IDF Diabetes Atlas, 10th edition, 2021, there are 463 million individuals living with diabetes around the world in 2019 and increased to 537 million in 2021. By year 2030, the overall number of diabetics is expected to reach 643 million, and by 2045, it will reach 783 million. Therefore, the rising prevalence of diabetes is driving the growth of the self-monitoring blood glucose devices market.

Our Growth Strategy

Our goal is to increase our global footprint of the commercially available Intelligent Fingerprint product. Currently we have a small but growing customer base in the UK which we are planning to expand.

●	Launch product within Asia starting with Australia followed by other regions including Singapore, Indonesia, Thailand the rest of Asia
●	Focus on marketing and digital channels to increase awareness
●	Establish indirect distribution to market and sell the Intelligent Fingerprint product range.
●	Commence FDA submission for the purpose of being able to sell into the US market which represents the largest market opportunity
●	Leverage success in UK to enter into the European and Middle east regions,

Besides the commercial growth strategy, the company is also looking to grow and expand its current product portfolio:

●	Continue the development of the Biosensor focusing on Glucose testing
●	Develop additional drugs to be tested on the current Fingerprint platform
●	Development pathways into other areas of medical diagnostics utilizing existing technology and techniques to exploit a competitive advantage against traditional testing methodologies. Some examples of potential target assays include Infectious diseases, Fertility, Tumor markers and Cortisol.

S-3

Our Financial Condition

Since our inception, we have engaged primarily in development activities. We have financed our operations primarily through financing from issuance of our common stock, convertible preferred stock, convertible notes and the incurrence of debt and have incurred losses since inception, including a net loss of $3,163,776 for the fiscal year ended June 30, 2020, a net loss of $7,037,286 for the fiscal year ended June 30, 2021 and a net loss of $8,306,051 for the fiscal year ended June 30, 2022.

On unaudited pro-forma basis and prepared as if we closed IFP Acquisition (defined below) on July 1, 2021 (and including adjustments for amortization related to the valuation of acquired intangibles) we incurred a net loss of $12,220,415 for the fiscal year ended June 30, 2022.

We also incurred a net loss of $1,628,893 for the 6-month interim period ended December 31, 2022. We do not know whether or when we will become profitable.

Recent Developments

Nasdaq Compliance

On March 17, 2022, the Company received a notice letter from the Nasdaq Listing Qualifications Department notifying the Company that because the minimum bid price per share for its common stock was below $1.00 for 30 consecutive business days preceding the date of such notice, the Company did not meet the $1.00 per share minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1).

On February 27, 2023, the Company received a letter from Nasdaq notifying the Company that it had regained compliance with Nasdaq Listing Rule 5450(a)(1) as a result of the closing bid price of the Company’s common stock being at $1.00 per share or greater for the 10 consecutive business days from February 10, 2023 through February 24, 2023. Accordingly, the Company is now in compliance with Nasdaq Listing Rule 5450(a)(1) and Nasdaq considers the matter closed.

Reverse Stock Split

At the annual meeting of the Company’s stockholders held on February 8, 2023 (the “Annual Meeting”), the stockholders of the Company approved an amendment to the Company’s amended and restated certificate of incorporation (the “Amendment”) to effect a reverse stock split at a ratio of not less than 1-for-2 and not more than 1-for-35 at any time within 12 months following the date of stockholder approval, with the exact ratio to be set within this range by the Company’s Board of Directors (the “Board”) at its sole discretion without further approval or authorization of our stockholders. Pursuant to such authority granted by the Company’s stockholders, on February 8, 2023, the Board approved a 1-for-20 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock and the filing of the Amendment to effectuate the Reverse Stock Split.

On February 9, 2023, the Company filed the Amendment in order to effect 1-for-20 reverse stock split of the Company’s common stock. The Reverse Stock Split was effective at 4:05 p.m., Eastern Time, on February 9, 2023, at which time every twenty shares of the Company’s issued and outstanding common stock were automatically combined into one issued and outstanding share of common stock. No fractional shares were issued as a result of the Reverse Stock Split. Stockholders of record who would otherwise be entitled to receive a fractional share are entitled to the rounding up of the fractional share to the nearest whole number. The par value of the Company’s common stock and the number of authorized shares of the common stock were not affected by the Reverse Stock Split. The Company’s common stock began trading on a Reverse Stock Split-adjusted basis on The Nasdaq Capital Market at the open of the markets on February 10, 2023. The Reverse Stock Split was implemented for the purpose of regaining compliance with the minimum bid price requirement for continued listing of the Company’s common stock on the Nasdaq Capital Market.

As a result of the Reverse Stock Split, the number of shares of common stock outstanding was reduced from approximately 18,325,289 shares (excluding treasury shares) as of February 8, 2023, to approximately 916,265 shares (excluding treasury shares, and subject to the rounding up of fractional shares), and the number of authorized shares of common stock remains 100 million shares. In order reflect the Reverse Stock Split, proportionate adjustments were made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all outstanding stock options, restricted stock unit awards and warrants, which will result in a proportional decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock unit awards and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants. In addition, the number of shares of common stock issuable upon conversion of the Company’s Series C Preferred Stock and Series D Preferred Stock, as well as any applicable conversion prices, were also adjusted in proportion to the reverse split ratio of the Reverse Stock Split (subject to adjustment for fractional interests).

Unless otherwise indicated, all authorized, issued, and outstanding stock and per share amounts contained in the accompanying condensed consolidated financial statements have been adjusted to reflect the 1-for-20 Reverse Stock Split for all prior periods presented.

S-4

December 2022 Private Placement

On December 21, 2022, the Company entered into a Securities Purchase Agreement (the “December 2022 Purchase Agreement”) with 14 investors (the “Series D Investors”), pursuant to which the Company agreed to issue and sell to the Series D Investors in a Regulation S private placement (the “December 2022 Private Placement”) (i) 176,462 shares of the Company’s Series D Convertible Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”), and (ii) 529,386 warrants (the “Series D Warrants”), with each warrant initially representing the right to purchase one share of common stock (0.05 shares post-Reverse Stock Split). An additional 26,469 warrants were issued to Winx Capital Pty Ltd., the placement agent for the December 2022 Private Placement, with each warrant initially representing the right to purchase one share of common stock (0.05 shares post-Reverse Stock Split) (the “Winx Warrants”). The Series D Warrants have an initial exercise price of $0.29 per share ($5.80 per share post-Reverse Stock Split) (subject to adjustment) and expire June 22, 2028. The Winx Warrants had an initial exercise price of $0.52 per share ($10.40 per share post-Reverse Stock Split) (subject to adjustment) and expire five years following the effective date of a registration statement covering the resale of common stock underlying the Series D Preferred Stock acquired by the Series D Investors. The Series D Preferred Stock and Series D Warrants were sold together as a unit (“Unit”), with each Unit consisting of one share of Series D Preferred Stock and three Series D Warrants. Each share of Series D Preferred Stock was initially convertible into three shares of Common Stock (0.15 shares post-Reverse Stock Split) (subject to adjustment upon the occurrence of specified events). The purchase price for the Units was $1.25 per Unit. The Units offering price and the Series D Warrants exercise price were priced above the Nasdaq “Minimum Price” as that term is defined in Nasdaq Rule 5635(d)(1). The shares of Series D Preferred Stock were initially convertible into an aggregate of 529,386 shares of Common Stock (26,470 shares post-Reverse Stock Split) following shareholder approval of such conversion and without the payment of additional consideration. The December 2022 Private Placement closed on December 22, 2022. (See Note 21 for information and disclosures relating to adjustments related to the Reverse Stock Split).

Acquisition of Intelligent Fingerprinting Limited

On October 4, 2022, the Company acquired Intelligent Fingerprinting Limited, a company registered in England and Wales (“IFP”), pursuant to which, among other things, the Company entered into the definitive agreements described below (the “IFP Acquisition”).

In connection with the IFP Acquisition, on October 4, 2022, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with IFP, the holders of all of the issued shares in the capital of IFP (collectively, the “IFP Sellers”) and the IFP Sellers’ representative” named therein.

Pursuant to the Share Exchange Agreement, among other things, the Company acquired from the Sellers all of the issued shares in the capital of IFP, and as consideration therefor the Company issued and sold to the Sellers upon the closing of the IFP Acquisition (the “IFP Closing”) an aggregate number of (i) 2,963,091 shares (148,155 shares post-Reverse Stock Split) of the Company’s common stock, and (ii) 2,363,003 shares of the Company’s Series C Convertible Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”).

Up to an additional 1,649,273 shares of Series C Preferred Stock have been reserved for potential future issuance by the Company, consisting of (i) 500,000 shares of Series C Preferred Stock, that are being held back from the Sellers for one year after the IFP Closing to secure potential indemnification claims by the Company against the IFP Sellers and (ii) 1,149,273 shares of Series C Preferred Stock to certain lenders to IFP (the “IFP Lenders”). Each share of Series C Preferred Stock was initially convertible into three shares of Common Stock (0.15 shares post-Reverse Stock Split) (subject to adjustment upon the occurrence of specified events), contingent upon approval by the Company’s stockholders.

Each share of Series C Preferred Stock was initially convertible into three shares of Common Stock (0.15 shares post-Reverse Stock Split) (subject to adjustment upon the occurrence of specified events), contingent upon approval by the Company’s stockholders.

S-5

Also pursuant to the Share Exchange Agreement, the Company has an obligation to provide IFP with cash in an amount such that IFP is able to pay cash payments to certain current and former United Kingdom and United States-based employees and directors (the “IFP Bonus Recipients”), in aggregate amounts of £239,707 and $83,043, respectively (the “Cash Bonuses”), plus any applicable employer’s National Insurance contributions. The Cash Bonuses are being paid to the IFP Bonus Recipients in two equal instalments, with the first payment made immediately following the Closing and the second payment to be made on the six-month anniversary of such date.

Also pursuant to the Share Exchange Agreement, the Company has agreed to make available to the employees of IFP (the “IFP Employees”) a Company stock option plan in form and substance satisfactory to the Company in relation to up to 1,000,000 shares (50,000 shares post-Reverse Stock Split) Common Stock following the Closing on the basis that an equal number of Company stock options will be granted to the IFP Employees and Company employees up to an aggregate amount of 2,000,000 (100,000 shares post-Reverse Stock Split) Company stock options.

Each of the Company, IFP and the Sellers made certain customary representations and warranties and agreed to certain covenants in the Share Exchange Agreement.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenues during our last fiscal year, we qualify as an emerging growth company as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) enacted in 2012. As an emerging growth company, we expect to take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure in this prospectus;

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley Act”);

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We may use these provisions until the last day of our fiscal year following the fifth anniversary of the completion of our initial public offering. However, if certain events occur prior to the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company prior to the end of such five-year period.

The JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. As an emerging growth company, we intend to take advantage of an extended transition period for complying with new or revised accounting standards as permitted by The JOBS Act.

To the extent that we continue to qualify as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (i) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (ii) scaled executive compensation disclosures; and (iii) the requirement to provide only two years of audited financial statements, instead of three years.

Company Information

Our principal executive offices are located at 142 West, 57th Street, 11th Floor, New York, NY 10019. Our telephone number is (646) 828-8258 and our website address is www.ibs.inc. We do not incorporate by reference into this prospectus supplement the information on our website, and you should not consider it as part of this prospectus supplement.

S-6

THE OFFERING

Common Stock Offered	569,560 shares

Common Stock to Be Outstanding After This Offering	1,485,825 shares, excluding shares issuable upon exercise of the Warrants offered hereby and assuming no exercise of the over-allotment option granted to the underwriter.

Purchase warrants we are offering

Warrants to purchase up to 170,868 shares of our common stock. Each Warrant will have (i) an exercise price of $3.90 per share, and (ii) an alternate cashless exercise option (beginning on the date of issuance), to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise and (y) 1.0. Each Warrant will be exercisable immediately and will expire on the fifth anniversary of the original issuance date. Each holder of Warrants will be prohibited from exercising its Warrant for shares of our common stock if, as a result of such exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding. However, any holder may increase such percentage to any other percentage not in excess of 9.99%. This prospectus supplement also relates to the offering of the shares of common stock issuable upon the exercise of the Warrants.

Over-allotment option

We have granted a 45-day option to the underwriter to purchase up to 85,430 additional shares of common stock and/or Warrants to purchase up to an aggregate of 25,629 additional shares of common stock solely to cover overallotments, if any.

Representative Warrants	We have agreed to issue to the representative warrants to purchase up to 28,478 shares of common stock (or 32,750 shares of common stock assuming the exercise of the over-allotment option) as a portion of the compensation payable to the representative in connection with this offering. The representative warrants will be unregistered, will be immediately exercisable at an exercise price equal to $4.875 per share of common stock, expire on the fifth anniversary of the commencement of sales of this offering, and are otherwise in substantially similar form to the Warrants issued in the offering. See “Underwriting” on page S-15.

Use of Proceeds	We expect to use the net proceeds of this offering for working capital and for general corporate purposes. See “Use of Proceeds” on page S-11 of this prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves significant risks. Please read the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Market Symbol	“INBS”. There is no trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to list the Warrants on any securities exchange or automated quotation system.

S-7

(1) The number of shares of common stock to be outstanding after this offering is based on 916,265 shares of common stock outstanding as of March 6, 2023 and excludes, as of that date:

●	70,069 shares of common stock issuable upon the exercise of the Company’s Series A Warrants held by certain investors.

●	2,620 shares of common stock issuable upon the exercise of the Company’s Series B Warrants held by certain investors.

●	1,324 shares of common stock issuable upon the exercise of warrants held by Winx Capital Pty Ltd.

●	3,177 shares of common stock issuable upon the exercise of warrants held by the underwriters of the Company’s initial public offering (“IPO”).

●	136,834 shares of common stock issuable upon the exercise of warrants issued by the Company prior to the Company’s IPO.

●	150,000 shares of common stock issuable upon the exercise of warrants held by Life Science Bio Diagnostics Pty Ltd.

●	26,472 shares of common stock issuable upon the exercise of warrants held by investors in the Company’s Series D Convertible Preferred Stock.

●	601,842 shares of common stock issuable upon the conversion of the Company’s Series C Preferred Stock, which consists of: (i) 2,363,003 shares of Series C Preferred Stock issued as part of the IFP Acquisition; (ii) 1,149,273 shares of Series C Preferred Stock reserved for issuance to certain lenders to IFP, who may, at each such lender’s respective option, convert such lender’s respective loans to IFP (which are also referred to herein as the “convertible notes”) into shares of Series C Preferred, contingent upon approval of the Company’s stockholders of the conversion of Series C Preferred into Common Stock, and (iii) 500,000 shares of Series C Preferred, reserved for insurance that are being held back to secure potential indemnification claims by the Company against the Former IFP Holders as part of IFP Acquisition. Each share of Series C Preferred Stock was initially convertible into three shares of Common Stock (0.15 shares post-Reverse Stock Split) (subject to adjustment upon the occurrence of specified events).

●	26,472 shares of common stock issuable upon the conversion of the Company’s Series D Preferred Stock. Each share of Series D Preferred Stock was initially convertible into three shares of Common Stock (0.15 shares post-Reverse Stock Split) (subject to adjustment upon the occurrence of specified events).

●	170,868 shares of common stock issuable upon the exercise of the Warrants being issued in this offering.

●

28,478 shares of common stock (or 32,750 shares of common stock assuming the exercise of the over-allotment option) issuable upon the exercise of the warrants issued to the representative of the underwriters in this offering.

Except as otherwise indicated, all information in this prospectus reflects and assumes no exercise by the underwriter of its over-allotment option to purchase additional shares of common stock and/or Warrants from us.

S-8

RISK FACTORS

An investment in our securities involves risks. We urge you to consider carefully the risks described below, and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision, including those risks identified under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2022, as amended, and under “Item 1A. Risk Factors” in our Quarterly Reports filed since the filing of the Form 10-K, which is incorporated by reference in this prospectus supplement and which may be amended, supplemented or superseded from time to time by other reports that we subsequently file with the SEC. Additional risks, including those that relate to any particular securities we offer, may be included in a future prospectus supplement or free writing prospectus that we authorize from time to time, or that are incorporated by reference into this prospectus supplement or the accompanying prospectus in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

Because the public offering price per share of common stock and accompanying Warrant being offered is substantially higher than the net tangible book value per share of our outstanding common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. After giving effect to the sale of 569,560 shares and 170,868 Warrants in this offering at the public offering price of $3.90 per share and accompanying Warrant, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2022 would have been approximately $2.33 million, or approximately $1.57 per share. This represents an immediate increase in net tangible book value of approximately $0.85 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $2.33 per share to purchasers of the shares and accompanying Warrants in this offering. See “Dilution” on page S-12 of this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase shares in this offering.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders or result in downward pressure on the price of our common stock.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-11 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

We will require additional capital funding, the receipt of which may impair the value of our common stock.

Our future capital requirements depend on many factors, including our sales and marketing activities. We will need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop our drug candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common stock.

The public offering price will be set by our board of directors and does not necessarily indicate the actual or market value of our common stock.

Our board of directors (or a committee thereof) will approve the public offering price and other terms of this offering after considering, among other things: the number of shares authorized in our certificate of incorporation; the current market price of our common stock; trading prices of our common stock over time; the volatility of our common stock; our current financial condition and the prospects for our future cash flows; the availability of and likely cost of capital of other potential sources of capital; and market and economic conditions at the time of the offering. The public offering price is not intended to bear any relationship to the book value of our assets or our past operations, cash flows, losses, financial condition, net worth, or any other established criteria used to value securities. The public offering price may not be indicative of the fair value of the common stock.

S-9

Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.

The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the common stock that you purchase at a price equal to or above the price you paid. The stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price may decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions. As such investors in our common stock should not expect to receive dividend income on their investment, and investors will be dependent on the appreciation of our common stock, if any, to earn a return on their investment.

The market price of our common stock has been volatile and may continue to be volatile due to numerous circumstances beyond our control.

The market price of our common stock has fluctuated, and may continue to fluctuate due to many factors, some of which may be beyond our control. These factors include, without limitation:

●	“short squeezes”;
●	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;
●	large stockholders exiting their position in our common stock or an increase or decrease in the short interest in our common stock;
●	actual or anticipated fluctuations in our financial and operating results;
●	risks and uncertainties associated with the ongoing COVID-19 pandemic;
●	the timing and allocations of new product releases;
●	shifts in the timing or content of certain promotions or service offerings;
●	acquisition costs and the integration of companies we acquire or invest in;
●	negative public perception of us, our competitors, or industry; and
●	overall general market fluctuations.

Stock markets in general and our share price have recently experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our company. In the past 12 months, we have not experienced any material changes in our financial condition, results of operations or business prospects that would explain such price volatility or trading volume. Investors that purchase our shares of common stock in this offering may lose a significant portion of their investments if the price of our common stock subsequently declines.

Holders of the Warrants will have no rights as a common stockholder until they acquire our common stock.

Until holders of the Warrants acquire shares of our common stock upon exercise of the Warrants, the holders will have no rights with respect to shares of our common stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common stockholder as to the security exercised only as to matters for which the record date occurs after the exercise.

We will likely not receive any additional funds upon the exercise of the Warrants.

The Warrants may be exercised by way of an alternative cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise, but instead would receive upon such exercise the net number of shares of our common stock determined according to the formula set forth in the applicable Warrants. Accordingly, we will likely not receive any additional funds upon the exercise of the Warrants.

There is no public market for the Warrants being offered hereby.

There is no established public trading market for the Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants on any national securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active market, the liquidity of the Warrants will be limited.

Our independent registered public accounting firm has included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2022.

The report from our independent registered public accounting firm for the year ended June 30, 2022, includes an explanatory paragraph stating that our losses from operations and required additional funding to finance our operations raise substantial doubt about our ability to continue as a going concern for a period of one year after the date the financial statements are issued. If we are unable to obtain sufficient funding, our business, prospects, financial condition and results of operations will be materially and adversely affected, and we may be unable to continue as a going concern. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors will lose all or a part of their investment. If we seek additional financing to fund our business activities in the future and there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all. There can be no assurance that the current operating plan will be achieved in the time frame anticipated by us, or that our cash resources will fund our operating plan for the period anticipated by the Company or that additional funding will be available on terms acceptable to us, or at all.

Our common stock may be delisted from the Nasdaq Capital Market if we fail to comply with continued listing standards.

On March 17, 2022, we received a notice letter from the Nasdaq Listing Qualifications Department notifying us that because the minimum bid price per share for our common stock was below $1.00 for 30 consecutive business days preceding the date of such notice, we did not meet the $1.00 per share minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1).

On February 9, 2023, our common stock underwent a 1-for-20 reverse stock split. As of the close of trading on February 24, 2023, the closing bid price of our common stock was at least $1.00 per share for 10 consecutive trading days and, accordingly, we regained compliance with Nasdaq’s continued listing requirement set forth in Nasdaq Listing Rule 5450(a)(1). There can be no assurance that we will be able to remain in compliance in the future. In particular, our share price may continue to decline for a number of reasons, including many that are beyond our control.

If we fail to satisfy the Nasdaq’s continued listing requirements, Nasdaq may take steps to delist our common stock, which could have a materially adverse effect on our ability to raise additional funds as well as the price and liquidity of our common stock. In addition, delisting of our common stock could materially adversely affect our ability to raise capital on terms acceptable to us, or at all. Further, delisting of our common stock would likely result in our common stock becoming a “penny stock” under the Exchange Act.

S-10

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, particularly as set forth and incorporated by reference in the “Risk Factors” section above, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, collaborations or investments we may make.

Forward-looking statements include, but are not limited to, statements about:

●	our ability to continue as a going concern;
●	our ability to successfully integrate acquisitions;
●	our ability to successfully develop and commercialize its diagnostic tests;
●	our ability to realize commercial benefit from our partnerships and collaborations;
●	our ability to secure regulatory approvals;
●	compliance with obligations under intellectual property licenses with third parties;
●	market acceptance of our new offerings;
●	our ability to establish or maintain collaborations, licensing or other arrangements;
●	our ability and third parties’ abilities to protect intellectual property rights;
●	our ability to adequately support future growth; and
●	our ability to attract and retain key personnel to manage our business effectively.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference in this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements, except as otherwise required by law. We advise you, however, to consult any further disclosures we make on related subjects in our future annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K we file with or furnish to the SEC.

USE OF PROCEEDS

We expect that the net proceeds from the sale of the securities that we are offering will be approximately $1.68 million, assuming no exercise of the over-allotment option granted to the underwriter and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and general corporate purposes. We will only receive additional proceeds from the exercise of the Warrants if the Warrants are exercised and the holders of such Warrants pay the exercise price in cash upon such exercise and do not utilize the cashless exercise provision of the Warrants.

Pending application of the net proceeds as described above, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

S-11

DIVIDEND POLICY

Since our inception, we have not paid any dividends on our common stock, and we currently expect that, for the foreseeable future, all earnings (if any) will be retained for the development of our business and no dividends will be declared or paid. In the future, our Board of Directors may decide, at their discretion, whether dividends may be declared and paid, taking into consideration, among other things, our earnings (if any), operating results, financial condition and capital requirements, general business conditions and other pertinent facts, including restrictions imposed by foreign jurisdictions on paying dividends or making other payments to us.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and accompanying Warrant, and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our net tangible book value as of December 31, 2022 was approximately $0.66 million, or approximately $0.72 per share. Net tangible book value is determined by subtracting our total liabilities from our total tangible assets, and net tangible book value per share is determined by dividing our net tangible book value by the number of shares of our common stock outstanding. After giving effect to the sale of 569,560 shares of common stock and accompanying 170,868 Warrants in this offering at the public offering price of $3.90 per share and accompanying Warrant, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us (and assuming no exercise of the over-allotment option and no cash exercise of the Warrants offered hereby and that such Warrants are classified and accounted for as stockholders’ equity), our as adjusted net tangible book value as of December 31, 2022 would have been approximately $2.33 million, or approximately $1.57 per share. This represents an immediate increase in net tangible book value of approximately $0.85 per share to our existing stockholders and an immediate dilution of approximately $2.33 per share to new investors participating in this offering. The following table illustrates this dilution on a per share basis:

Public offering price per share and accompanying Warrant		$3.90
Historical net tangible book value per share as of December 31, 2022	$0.72
Increase in pro forma net tangible book value per share attributable to this offering	$0.85
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$1.57
Dilution per share to new investors participating in this offering		$2.33

The above discussion and table are based on 916,265 shares of common stock outstanding as of December 31, 2022 and excludes each of the following as of December 31, 2022:

●	70,069 shares of common stock issuable upon the exercise of the Company’s Series A Warrants held by certain investors.
●	2,620 shares of common stock issuable upon the exercise of the Company’s Series B Warrants held by certain investors.
●	1,324 shares of common stock issuable upon the exercise of warrants held by Winx Capital Pty Ltd.
●	3,177 shares of common stock issuable upon the exercise of warrants held by the underwriters of the Company’s initial public offering (“IPO”).
●	136,834 shares of common stock issuable upon the exercise of warrants issued by the Company prior to the Company’s IPO.
●	150,000 shares of common stock issuable upon the exercise of warrants held by Life Science Bio Diagnostics Pty Ltd.
●	26,472 shares of common stock issuable upon the exercise of warrants held by investors in the Company’s Series D Convertible Preferred Stock.
●	601,842 shares of common stock issuable upon the conversion of the Company’s Series C Preferred Stock, which consists of: (i) 2,363,003 shares of Series C Preferred Stock issued as part of the IFP Acquisition; (ii) 1,149,273 shares of Series C Preferred Stock reserved for issuance to certain lenders to IFP, who may, at each such lender’s respective option, convert such lender’s respective loans to IFP (which are also referred to herein as the “convertible notes”) into shares of Series C Preferred, contingent upon approval of the Company’s stockholders of the conversion of Series C Preferred into Common Stock, and (iii) 500,000 shares of Series C Preferred, reserved for insurance that are being held back to secure potential indemnification claims by the Company against the Former IFP Holders as part of IFP Acquisition. Each share of Series C Preferred Stock was initially convertible into three shares of Common Stock (0.15 shares post-Reverse Stock Split) (subject to adjustment upon the occurrence of specified events).
●	26,472 shares of common stock issuable upon the conversion of the Company’s Series D Preferred Stock. Each share of Series D Preferred Stock was initially convertible into three shares of Common Stock (0.15 shares post-Reverse Stock Split) (subject to adjustment upon the occurrence of specified events).
●	170,868 shares of common stock issuable upon the exercise of the Warrants being issued in this offering.
●

28,478 shares of common stock (or 32,750 shares of common stock assuming the exercise of the over-allotment option) shares of common stock issuable upon the exercise of the warrants issued to the representative of the underwriters in this offering.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of the over-allotment option and no exercise or conversion of the securities described above. The exercise or conversion of any of the securities described above, having an exercise or conversion price less than the public offering price would increase dilution to investors participating in this offering. In addition, we may choose to raise additional capital depending on market conditions, our capital requirements and strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through our sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

S-12

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

We are offering shares of common stock and accompanying Warrants in this offering (and the shares of our common stock issuable from time to time upon exercise of the offered Warrants). The shares of common stock and the accompanying Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

Common Stock

We have authorized capital stock consisting of 100,000,000 shares of Common Stock, par value $0.01.

The holders of our Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any of our preferred stock we may issue may be entitled to elect.

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any of our preferred stock then outstanding.

Holders of Common Stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the Common Stock. Our issued and outstanding shares of Common Stock are fully paid and non-assessable.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our By-laws and Delaware Law

Some provisions of Delaware law, our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated By-Laws (the “By-Laws”) contain provisions that could make hostile takeovers, including the following transactions, more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. As a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

S-13

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Quotation

Our common stock is listed on The Nasdaq Global Market and traded under the symbol “INBS”.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

Warrants Offered

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us the Warrant Agent, and the form of Warrant, both of which are filed as exhibits to our Current Report on Form 8-K that will be filed in connection with this offering. Prospective investors should carefully review the terms and provisions set forth in the warrant agent agreement, including the annexes thereto, and form of Warrant. The Warrants issued in this offering entitle the registered holder to purchase one share of our common stock at a price equal to $3.90 per share, subject to adjustment as discussed below, immediately following the issuance of such warrant and terminating at 5:00 p.m., New York City time, five years after the closing of this offering.

Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to common stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the common stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

On or after the date of issuance, a holder of Warrants may also provide notice and elect an “alternative cashless exercise” pursuant to which they would receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise and (y) 1.0.

Exercise Limitation. A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

Exercise Price. The exercise price per whole share of our common stock purchasable upon the exercise of the Warrants is $3.90 per share of common stock. The Warrants will be immediately exercisable and may be exercised at any time up to the date that is five years after their original issuance. The exercise price of the Warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

S-14

Fractional Shares. No fractional shares of common stock will be issued upon exercise of the Warrants. If, upon exercise of the Warrant, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the exercise price. If multiple Warrants are exercised by the holder at the same time, we shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned at the option of the holder without our consent.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrants, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of such transaction.

Rights as a Stockholder. Except by virtue of such holder’s ownership of shares of our common stock, the holder of a Warrant does not have the rights or privileges of a holder of our common stock, including any voting rights, until the holder exercises the Warrant.

Representative Warrants

We have agreed to issue warrants to the representative of the underwriters, upon the closing of this offering, which entitle it to purchase up to 28,478 shares of common stock (or 32,750 shares of common stock assuming the exercise of the over-allotment option) (the “Representative Warrants”). The exercise price of these warrants will be $4.875 per share of common stock. The Representative Warrants will be unregistered and are exercisable immediately upon issuance, at any time and from time to time, in whole or in part, during the five-year period commencing from the commencement of sales of this offering, and otherwise will be on substantially similar terms to the Warrants issued in the offering.

The Representative Warrants and the shares of common stock underlying the Representative Warrants are being offered pursuant to the exemptions from registration provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

UNDERWRITING

We have entered into an underwriting agreement dated March 8, 2023 with Ladenburg Thalmann & Co. Inc., as the representative of the underwriters in this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite its name below.

Underwriters	Number of Shares	Number of Warrants
Ladenburg Thalmann & Co. Inc.	569,560	170,868
Total	569,560	170,868

A copy of the underwriting agreement will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus is part.

We have been advised by the underwriters that they propose to offer the shares of common stock and Warrants directly to the public at the public offering price set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of $0.18719952 per share of common stock and $0.00000048 per Warrant to purchase shares of common stock.

S-15

The underwriting agreement provides that the underwriters’ obligation to purchase the securities we are offering is subject to conditions contained in the underwriting agreement.

No action has been taken by us or the underwriters that would permit a public offering of the securities in any jurisdiction outside the United States where action for that purpose is required. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriters by us.

	Per Share and Accompanying Warrant (1)	Total Without Over- Allotment	Total With Full Over- Allotment
Public offering price	$3.90	$2,221,284.00	$2,554,461.00
Underwriting discounts and commissions(2)(3)	$0.312	$177,702.72	$204,356.88
Proceeds to us, before expenses	$3.588	$2,043,581.28	$2,350,104.12

(1) The public offering price and underwriting discount corresponds, in respect of the securities of (i) a public offering price per share of common stock of $3.89999 ($3.5879908 net of the underwriting discount) and (ii) a public offering price per Warrant of $0.00001($0.0000092 net of the underwriting discount).

(2) We have also agreed to pay the representative a management fee equal to 1.0% of the aggregate gross proceeds received from the sale of the securities in the transaction and reimburse the accountable expenses of the representative, including a pre-closing expense allowance of up to a maximum of $35,000 and an additional closing expense allowance up to a maximum of $110,000.

(3) We have granted a 45-day option to the underwriters to purchase up to additional 85,430 shares of common stock and/or additional Warrants exercisable for up to an additional 25,629 shares of common stock at the public offering price per share of common stock and accompanying Warrant set forth above less the underwriting discounts and commissions solely to cover over- allotments, if any.

We estimate the total expenses payable by us for this offering to be approximately $544,916, which amount includes (i) the underwriting discount of $177,703, (ii) the management fee of $22,213, (iii) reimbursement of the accountable expenses of the underwriters, including the legal fees of the representative, in an amount not to exceed $145,000 and (iv) other estimated company expenses of approximately $200,000, which includes legal accounting printing costs and various fees associated with the registration and listing of our securities.

Over-allotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to an additional 85,430 shares of common stock and/or 25,629 Warrants at the public offering price per share of common stock and the public offering price per Warrant set forth above less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock and/or Warrants are purchased, the underwriters will offer these shares and/or Warrants on the same terms as those on which the other securities are being offered.

Right of First Refusal

We have granted to Ladenburg Thalmann & Co. Inc. the right of first refusal for a period of eighteen months following the closing of this offering to act as sole bookrunner, exclusive placement agent or exclusive sales agent in connection with any financing of the Company, subject to certain conditions.

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Listing

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “INBS.”

The last reported sales price of our shares of common stock on March 6, 2023 was $5.91 per share. The actual public offering price was determined between us, the underwriters and the investors in the offering, and may be at a discount to the current market price of our common stock. There is no established public trading market for the Warrants, and we do not expect such a market to develop. In addition, we do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system.

Lock-up Period

We have agreed, in the underwriting agreement, not to sell any shares of our common stock or any securities convertible into or exercisable or exchangeable into shares of common stock from the date of this prospectus for a period of 45 days following the date of this prospectus, subject to certain exceptions. The representative may, in its sole discretion and without notice, waive the terms of this lock-up period. We have also agreed to not issue any securities that are subject to a price reset based on the trading prices of our common stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price, for six months following the date of closing of this offering, subject to exceptions unless waived at any time without public notice by the representative.

Representative Warrants

We have agreed to issue Representative Warrants to the representative, upon the closing of this offering, which entitle it to purchase up to 28,478 shares of common stock (or 32,750 shares of common stock assuming the exercise of the over-allotment option). The Representative Warrants will have an exercise price equal to $4.875 per share of common stock. The Representative Warrants will be unregistered and are exercisable immediately upon issuance, at any time and from time to time, in whole or in part, during the five-year period commencing from the commencement of sales of this offering, and otherwise on substantially similar terms to the Warrants issued as part of the offering. The Representative Warrants and the shares of common stock underlying the Representative Warrants are being offered pursuant to the exemptions from registration provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.

Determination of Offering Price

Our common stock is currently traded on The Nasdaq Capital Market under the symbol “INBS.” On March 6, 2023 the closing price of our common stock was $5.91 per share. We do not intend to apply for listing of the Warrants on any securities exchange or other trading system.

The public offering price of the securities offered by this prospectus was determined by negotiation between us and the underwriters. Among the factors that were considered in determining the public offering price were as follows:

●	our history and our prospects;
●	the industry in which we operate;
●	our past and present operating results;
●	the previous experience of our executive officers; and
●	the general condition of the securities markets at the time of this offering.

The public offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock or Warrants sold in this offering. That price is subject to change as a result of market conditions and other factors and we cannot assure you that the shares of common stock and Warrants sold in this offering can be resold at or above the public offering price.

Stabilization, Short Positions and Penalty Bids

The underwriters may engage in syndicate covering transactions stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

S-17

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on The Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriters also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we, nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Other Relationships

From time to time, certain of the underwriters and their affiliates may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which they will receive customary fees and commissions. The representative received compensation in connection with our acquisition of Intelligent Fingerprinting Limited.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

A prospectus in electronic format may be made available on the websites maintained by the underwriters, if any, participating in this offering and the underwriters may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by ArentFox Schiff LLP, Washington, DC. Ellenoff Grossman & Schole LLP, New York, New York, will act as counsel to the underwriter in connection with this offering.

EXPERTS

The consolidated financial statements of the Company as of June 30, 2022, and 2021 and for each of the two years in the period ended June 30, 2022, incorporated by reference in this prospectus supplement have been incorporated in reliance upon the report of BDO Audit Pty Ltd., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements for the fiscal year ended June 30, 2022 contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

The carve-out financial statements of Intelligent Fingerprinting Limited as of December 31, 2020, and December 31, 2021 and for each of the years then ended, incorporated by reference in this Prospectus Supplement and in the Registration Statement from Intelligent Bio Solutions Inc. Form 8-K/A filed December 8, 2022, have been incorporated by reference in reliance upon the report of UHY Haines Norton, an independent auditor, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

S-18

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.ibs.inc. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus supplement.

This prospectus supplement and the accompanying base prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or the accompanying base prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above. Copies of these documents, except for certain exhibits and schedules, will be made available to you without charge upon written or oral request to:

Intelligent Bio Solutions Inc.

142 West, 57th Street, 11th Floor

New York, NY 10019

Attention: Corporate Secretary

(646) 828-8258

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement. We incorporate by reference in this prospectus supplement the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus supplement; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	our Annual Report on Form 10-K for the year ended June 30, 2022 (filed on September 22, 2022), as amended on Form 10-K/A (filed on October 7, 2022) and Form 10-K/A (filed on March 6, 2023);

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (filed on November 14, 2022);

●	our Quarterly Report on Form 10-Q for the quarter ended December 31, 2022 (filed on February 14, 2023);

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●	our Current Reports on Form 8-K and any amendments on Form 8-K/A filed on March 2, 2023; March 2, 2023; February 16, 2023; February 9, 2023; January 27, 2023; December 22, 2022 (Items 1.01, 3.02, 3.03 and 5.03 only, and the exhibits in Item 9.01 incorporated thereby); December 21, 2022; December 8, 2022; October 27, 2022 (Items 5.02, 5.03 and 8.01 only, and the exhibits in Item 9.01 incorporated thereby); October 11, 2022 (Items 1.01, 2.01, 2.03, 3.02, 3.03, 5.02 and 5.03 only, and the exhibits in Item 9.01 incorporated thereby); September 30, 2022; September 15, 2022; and July 21, 2022;

●	our Definitive Proxy Statement on Schedule 14A filed on January 4, 2023; and

●	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement Form 8-A filed with the SEC on December 22, 2020, and any amendments or reports filed for the purpose of updating such description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering(other than current reports furnished under Items 2.02 or 7.01 of Form 8-K and exhibits to such form that are related to such items unless such Form 8-K expressly provides to the contrary), including all such documents we may file with the SEC after the date of this prospectus supplement and accompanying prospectus, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and deemed to be part of this prospectus supplement from the date of the filing of such reports and documents.

You may obtain a copy of any or all of the documents referred to above, which may have been or may be incorporated by reference into this prospectus supplement, including exhibits, at no cost to you by writing or telephoning us at the following address:

Intelligent Bio Solutions Inc.

142 West, 57th Street, 11th Floor

New York, NY 10019

Attention: Corporate Secretary

(646) 828-8258

S-20

$100,000,000

GBS Inc.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may from time to time issue up to $100,000,000 aggregate dollar amount of common stock, preferred stock, debt securities, warrants or units of securities consisting of some or all of these securities, in any combination, together or separately, in one or more offerings, in amounts, at prices and on the terms determined at the time of the offering. We will specify in the accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities directly to you, through underwriters, dealers or agents we select, or through a combination of these methods. We will describe the plan of distribution for any particular offering of these securities in the applicable prospectus supplement.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

Our common stock is listed on The NASDAQ Global Market and is traded under the symbol “GBS”. On April 7, 2022, the closing price of the common stock, as reported on NASDAQ, was $0.9912 per share.

As of April 7, 2022, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $14,751,556, based on 14,882,522 shares of outstanding common stock, of which approximately 14,835,214 shares were held by non-affiliates, and a per share price of $0.9912 based on the closing sale price of our common stock on April 7, 2022. Pursuant to General Instruction I.B.6. of Form S-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of our public float in any twelve-month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior twelve calendar month period that ends on and includes the date of this prospectus.

Investing in our securities is highly speculative and involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” beginning on page 6 of this prospectus before making a decision to purchase our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is April 20, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000.

We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors or other special considerations applicable to the securities being offered. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if a statement in any document is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus or any prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement. You should read both this prospectus and the prospectus supplement together with the additional information described under “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits, can be read at the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date on the front of the document.

Unless the context requires otherwise, references to the “Company,” “we,” “our,” and “us,” refer to GBS Inc. and its subsidiaries, except that such terms refer to only GBS Inc. and not its subsidiaries in the sections entitled “Description of Common Stock,” “Description of Preferred Stock,” “Description of Warrants,” “Description of the Debt Securities,” and “Description of the Stock Purchase Contracts and Stock Purchase Units.”

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and notes thereto that are incorporated by reference in this prospectus. As used in this prospectus, unless the context otherwise indicates, the terms “we,” “our,” “us,” the “Company,” or “GBS” refer to GBS, Inc., a Delaware corporation.

OUR COMPANY

We are a biosensor diagnostic technology company operating across the Asia-Pacific region and an interest in the United States with the biosensor platform comprising of biochemistry, immunology, tumor markers, hormones, and nucleic acid diagnostic modalities, and worldwide with our COV2 test. GBS Inc. and its wholly owned subsidiary, GBS Operations Inc. were formed on December 5, 2016 under the laws of the State of Delaware. Our headquarters are located in New York City, New York.

Our objective is to introduce and launch initially the Saliva Glucose Biosensor, or “SGB”, the diagnostic test that stems from the Biosensor Platform that we license from Life Science Biosensor Diagnostics Pty Ltd, or Life Science Biosensor Diagnostics Pty Ltd (“LSBD”), in our regions and the COV2 test globally. This will be followed by developing the platform to its full capacity testing across the diagnostic modalities of Immunology, Hormones, Chemistry, Tumor markers and Nucleic Acid tests.

The Saliva Glucose Biosensor

The SGB uses saliva to measure glucose non-invasively. When the SGB interacts with saliva, an electrochemical reaction is initiated that produces an electrical signal directly correlated to the amount of glucose present in the saliva. This measurement is then converted into a real-time saliva glucose reading by a software app on a smart device or a dedicated smart reader for those that do not possess a compliant and compatible smart device. The reading may then be stored in our proprietary cloud-based digital information system.

Self-testing blood glucose monitors were introduced to the market in the 1970s and, since then, the method of glucose self-monitoring has not meaningfully changed. The industry remains dominated by invasive methods that ultimately use blood or interstitial fluid to measure glucose. We believe the methodology of the SGB represents a breakthrough in glucose monitoring as it represents the only non-invasive, painless and cost-effective saliva-based method of measuring glucose levels. The biosensor technology has been developed over several decades of university-based scientific research and has been extensively referenced in scientific literature.

The SGB is an organic transistor, which in its structure embeds the glucose oxidase enzyme (referred to as “GOX”). When the single-use SGB interacts with saliva it initiates an electrochemical reaction, producing an electrical signal directly correlated to the amount of glucose present in the saliva. This measurement is then converted into a real-time saliva glucose reading, through the biosensor app installed on a smart device or a dedicated reader.

In our development of the Saliva Glucose Test (“SGT”), we aim to go beyond the innovation of changing the sampling medium from blood to saliva, and further create value for the patient and the payers by decreasing the cost of managing diabetes, improving the outcomes of the disease and providing convenience in testing methodology. This will be achieved by directly transferring the SGB reading from the smart device or dedicated reader to our proprietary digital information system, which is cloud-based to enable every patient the option to create their own medical record where the SGB results will be uploaded.

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Our digital information system is intended to be interfaced to an artificial intelligence system and will be able to, at the patient’s or authorized care giver’s direction, disseminate patient data to a remote caregiver, a service for consultation or to any other individual with whom the patient chooses to share his or her glucose level measurements. We believe patients and payers will be able to leverage our digital information system to decrease cost and improve outcomes and convenience.

The SGB has been under continuous development for over six years, first by the University of Newcastle, Australia, then by LSBD (our licensor) and us. The SGB development program is approaching clinical stage which involves:

○	generation of prospective data from the recruitment of 20-40 patients. The initial objective is to explore the relationship between salivary glucose and plasma glucose as well as the time course between the two.
○	the development of the algorithm between plasma and salivary glucose.
○	to confirm the algorithm and generate data for regulatory submission.

After analysis of the results from the above, this will progress to the testing needed to verify and validate the final product. This stage involves implementation of the clinical evidence module, which incorporates the completion of transfer to manufacture, commercial production of the investigative biosensor devices to commence the clinical evaluation of analytical performance of the device and generate the clinical evidence necessary to gain regulatory approval.

On May 1, 2020, LSBD filed a submission with the FDA for the Saliva Glucose Biosensor Diagnostic Test, currently in development as a point-of-care test intended to replace blood glucose testing for diabetes management. Following the 513(g) submission to the FDA (Submitted May 01, 2020), it was determined that the Company could seek the De Novo application pathway for the Saliva Glucose Biosensor Diagnostic Test, we were appointed an expert contact person, Acting Branch Chief from the Diabetes Diagnostic Devices Branch. We have further commenced planning discussions with the FDA Office of In Vitro Diagnostics and Radiological Health and the Office of Product Evaluation and Quality pertaining to the clinical development and study plan of the Saliva Glucose Biosensor. We expect to leverage synergies from the planned approval process with the FDA within the Asia-Pacific region, where China has the highest number of people with diabetes., We intend to apply for regulatory approval in the major jurisdictions across the Asia-Pacific region and at the same time formalize distribution arrangements in these jurisdictions. .

We anticipate that the non-invasive nature of saliva-based glucose testing will make patients more amenable to glucose monitoring, with the expected result of increasing the number of times a patient tests per day. The data generated by the SGB, combined with the interface of the smart device or dedicated reader with our digital information system and the artificial intelligence feedback, will allow the patient to achieve better glucose control through a practical understanding of lifestyle factors that affect glucose levels, thereby helping prevent or delay diabetes complications and ultimately personalizing diabetes management.

Commercialization

We intend to introduce and launch the test through assignment of a sublicense and or distributors agreements in our licensed jurisdictions. The development path will also follow the geographical regulatory path, including the North American Markets through our 50% subsidiary BiosensX (North America) Inc. We have an option to acquire all of the North American license for saliva-based glucose testing from LSBD for a sum of $5 million. This option expires on 29, March 2023.

Intellectual Property

Our business depends on the proprietary biosensor technologies licensed by us from LSBD. LSBD has secured and continues to pursue intellectual property rights related to this technology in China, the United States and other countries.

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Employees

We have assembled an outstanding team of 14 people, including our 8 employees, our scientific advisory board and personnel at the University of Newcastle through a collaboration with the institution, to execute on our mission to create next generation non-invasive diagnostic tools to help patients suffering with diabetes. From time to time, we also contract for various administrative and other services from LSBD, as required.

December 2020 Initial Public Offering

On December 28, 2020, the Company closed its initial public offering (“IPO”) and sold 1,270,589 units, consisting of (a) one share of the Company’s common stock (or, at the purchaser’s election, one share of Series B Convertible Preferred Stock), (b) one Series A warrant (the “Series A Warrants”) to purchase one share of the Company’s common stock at an exercise price equal to $8.50 per share, exercisable until the fifth anniversary of the issuance date, and (c) one Series B warrant (the “Series B Warrants”) to purchase one share of the Company’s common stock at an exercise price equal to $17.00 per share, exercisable until the fifth anniversary of the issuance date and subject to certain adjustment and cashless exercise provisions. The public offering price of the shares sold in the IPO was $17.00 per unit. In aggregate, the units issued in the offering generated $17,732,448 in net proceeds, which amount is net of $1,714,001 in underwriters’ discount and commissions, and $2,153,564 in offering costs. Offering costs include underwriters’ warrants to acquire up to 63,529 shares with an exercise price of $18.70 per share, exercisable until the fifth anniversary of the issuance date. The Company also issued to the underwriter an option, exercisable one or more times in whole or in part to purchase up to 190,588 additional shares of common stock and/or Series A Warrants to purchase up to an aggregate of 190,588 shares of common stock and/or Series B Warrants to purchase up to an aggregate of 190,588 shares of common stock, in any combinations thereof, from us at the public offering price per security, less the underwriting discounts and commissions, for 45 days after the date of the IPO to cover over-allotments, if any (the “Over-Allotment Option”).

Upon the closing of the IPO, all shares of preferred stock then outstanding were automatically converted into 2,810,190 shares of common stock, and all convertible notes then outstanding were automatically converted into 710,548 shares of common stock.

Pre-IPO preferred shareholders were issued warrants following the Company’s completed IPO, that allow the holders to acquire 2,736,675 shares of common stock at the IPO price during year two through to year three following the completion of the IPO. At exercise date, the shareholder must hold, for each warrant to be exercised, the underlying share of common stock to exercise the warrant. The warrants are not transferable and apply to the number of shares that were subscribed for.

December 2020 Transactions

On December 14, 2020, the Company and LSBD, the Company’s parent company, agreed to cancel the previously agreed share repurchase transaction dated as of December 7, 2020, under which LSBD was to exchange a total of 3,800,000 shares of the Company’s common stock for a 3-year non-transferrable warrant to purchase 1,900,000 shares of the Company’s shares of common stock. Effective as of the same date, the Company agreed to issue to LSBD, in consideration of LSBD’s contribution towards the research and development of applications other than glucose and COVID-19 applications to a maximum of $2 million over a 5-year period, a 5-year non-transferable warrant to purchase 3,000,000 shares of the Company’s common stock at the exercise price of $17.00 per share.

On December 18, 2020, the Company entered into an Exchange Agreement (the “EA”) with LSBD to exchange 3,000,000 shares of its common stock held by LSBD for 3,000,000 shares of the Company’s Series B Convertible Preferred Stock. In addition, the parties to the Exchange Agreement entered into a Registration Rights Agreement (the “RRA”) pursuant to which the Company agreed to prepare and file within 30 days following the closing of the IPO with the Securities and Exchange Commission a registration statement to register for resale the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock. If and to the extent the Company fails to, among other things, file such resale registration statement or have it declared as required under the terms of the RRA, the Company will be required to pay to the holder of such registration rights partial liquidated damages payable in cash in the amount equal to the product of 1.0% multiplied by the aggregate purchase price paid by such holder pursuant to the EA. The EA and the RRA contain customary representations, warranties, agreements and, indemnification rights and obligations of the parties.

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On December 18, 2020, LSBD entered into a certain Purchase and Assignment Agreement (the “PAA”) with an institutional accredited investor (the “Purchaser”) pursuant to which LSBD sold and assigned to the Purchaser 3,000,000 shares of the Series B Convertible Preferred Stock and assigned to the Purchaser its rights under the EA and the RRA with respect to the such preferred shares for a total purchase price of $2,000,000. The investor’s Series B Convertible Preferred Stock is convertible into 3,000,000 shares of the Company’s common stock, subject to beneficial ownership limitation. The price per share of the 3,000,000 shares of common stock issuable upon conversion of the investor’s Series B Convertible Preferred Stock is $0.67.

The Purchaser’s obligations are subject to the satisfaction of conditions, including, among others, that immediately following the time of consummation of the transactions contemplated under the PAA, the IPO is to be consummated. The PAA contains customary representations, warranties, agreements and obligations of the parties.

CORPORATE INFORMATION

Our principal executive offices are located at 420 Lexington Ave, Suite 300, New York, NY 10170. Our telephone number is (646) 828-8258. The Company’s website address is http://www.gbs.inc. Information contained in, or accessible through, our website does not constitute part of this prospectus and inclusions of our website address in this prospectus are inactive textual references only.

SECURITIES WE MAY OFFER

With this prospectus, we may offer common stock, preferred stock, debt securities, warrants, and/or units consisting of some or all of these securities in any combination. The aggregate offering price of securities that we offer with this prospectus will not exceed $100,000,000. Each time we offer securities with this prospectus, we will provide offerees with a prospectus supplement that will contain the specific terms of the securities being offered. The following is a summary of the securities we may offer with this prospectus.

Common Stock

We may offer shares of our common stock, par value $0.01 per share.

Preferred Stock

We may offer shares of our preferred stock, par value $0.01 per share, in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting, conversion and other rights of the series of shares of preferred stock being offered. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or the winding up, voting rights and rights to convert into common stock.

Debt Securities

We may offer general obligations, which may be secured or unsecured, senior or subordinated and convertible into shares of our common stock or preferred stock. In this prospectus, we refer to the senior debt securities and the subordinated debt securities together as the “debt securities.” Our board of directors will determine the terms of each series of debt securities being offered. We will issue the debt securities under an indenture between us and a trustee. In this document, we have summarized general features of the debt securities from the indenture. We encourage you to read the indenture, which is an exhibit to the registration statement of which this prospectus is a part.

Warrants

We may offer warrants for the purchase of debt securities, shares of preferred stock or shares of common stock. We may issue warrants independently or together with other securities. Our board of directors will determine the terms of the warrants.

Units

We may offer units consisting of some or all of the securities described above, in any combination, including common stock, preferred stock, warrants and/or debt securities. The terms of these units will be set forth in a prospectus supplement. The description of the terms of these units in the related prospectus supplement will not be complete. You should refer to the applicable form of unit and unit agreement for complete information with respect to these units.

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RISK FACTORS

Before making an investment decision, you should consider the “Risk Factors” included under Item 1A. of our most recent Annual Report on Form 10-K and in our updates to those Risk Factors in our Quarterly Reports on Form 10-Q, all of which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. The market or trading price of our common stock could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial may also impair our business and operations. The accompanying prospectus supplement may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus, and the documents we incorporate by reference, contain forward-looking statements within the meaning of the federal securities laws. You should not rely on forward-looking statements in this prospectus, and the documents we incorporate by reference. Forward-looking statements typically are identified by use of terms such as “anticipate,” “believe,” “plan,” “expect,” “future,” “intend,” “may,” “will,” “should,” “estimate,” “predict,” “potential,” “continue,” and similar words, although some forward-looking statements are expressed differently. This prospectus, and the documents we incorporate by reference, may also contain forward-looking statements attributed to third parties relating to their estimates regarding the markets we may enter in the future. All forward-looking statements address matters that involve risk and uncertainties, and there are many important risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus, and the documents we incorporate by reference.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered in this offering. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission’s Public Reference Room 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public at the Securities and Exchange Commission’s Internet site at www.sec.gov.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Later information filed with the SEC will update and supersede this information.

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The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the year ended June 30, 2021 (filed on September 16, 2021), as amended on Form 10-K/A (filed on September 30, 2021);

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 (filed on November 12, 2021);

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2021 (filed on February 11, 2022);

●	our Current Reports on Form 8-K filed on August 11, 2021, October 14, 2021, November 3, 2021, November 24, 2021, December 1, 2021, December 16, 2021, February 28, 2022, March 23, 2022, March 24, 2022, and April 1, 2022 (except for information contained therein which is furnished rather than filed); and

●	the description of our common stock, par value $0.01 per share contained in our prospectus forming a part of the Registration Statement on Form S-1 (File No. 333-252277), originally filed with the U.S. Securities and Exchange Commission on January 1, 2021, as thereafter amended and supplemented from time to time.

An updated description of our capital stock is included in this prospectus under “Description of Common Stock” and “Description of Preferred Stock”.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus, including exhibits which are specifically incorporated by reference into such documents. You may request a copy of these filings, at no cost, by contacting us at:

GBS Inc.

Attn: Corporate Secretary

420 Lexington Ave, Suite 300

New York, NY 10170

Telephone: (646) 828-8258

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

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USE OF PROCEEDS

We expect to use the net proceeds from the sale of securities offered by this prospectus and the prospectus supplement for our clinical trials and preclinical programs, for other research and development activities and for general corporate purposes. These may include additions to working capital and acquisitions.

If we decide to use the net proceeds of any offering of securities other than for our clinical trials and preclinical programs, for other research and development activities and for general corporate purposes, we will describe the use of the net proceeds in the prospectus supplement for that offering.

DESCRIPTION OF COMMON STOCK

General

We have authorized capital stock consisting of 100,000,000 shares of common stock, par value $0.01.

As of the date of this prospectus, we have 14,882,522 shares of common stock issued and outstanding.

The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, including the election of directors, and do not have cumulative voting rights. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they so choose, other than any directors that holders of any Preferred Stock we may issue may be entitled to elect.

Subject to limitations under Delaware law and preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared by our Board of Directors out of legally available funds.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of or provision for all of our debts and other liabilities, subject to the prior rights of any Preferred Stock then outstanding.

Holders of common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking funds provisions applicable to the common stock. Our issued and outstanding shares of common stock are fully paid and non-assessable.

Anti-Takeover Effects of Provisions of Our Certificate of Incorporation, Our By-laws and Delaware Law

Some provisions of Delaware law, our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our Amended and Restated By-Laws (the “By-Laws”) contain provisions that could make hostile takeovers, including the following transactions, more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. As a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

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We are subject to Section 203 of the Delaware General Corporation Law, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the Board of Directors. A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Quotation

Our common stock is listed on The NASDAQ Global Market and traded under the symbol “GBS”.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

DESCRIPTION OF PREFERRED STOCK

General

We are currently authorized to issue 10,000,000 shares of preferred stock, par value $0.01. Of our preferred stock, 4,500,000 shares have been designated Series B Convertible Preferred Stock. As of the date of this prospectus, we have no shares of preferred stock outstanding.

Our Board of Directors currently has the authority, without further action by our stockholders, to issue shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting, or the designation of, such series, any or all of which may be greater than the rights of common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon our liquidation. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company or other corporate action.

DESCRIPTION OF DEBT SECURITIES

General

The following description sets forth general terms that will apply to the debt securities. We will describe the particular terms of any debt securities that we offer in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture between us and the trustee named in the indenture. We refer to this indenture as the “senior indenture.” The subordinated debt securities will be issued under a separate Subordinated Indenture between us and the trustee named in the indenture. We refer to this indenture as the “subordinated indenture” and, together with the senior indenture, as the “indentures.” Except as permitted by applicable law, the indentures have been or will be qualified under the Trust Indenture Act of 1939.

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We have filed the forms of the indentures as exhibits to the registration statement. For your convenience, we have included references to specific sections of the indentures in the descriptions below. Capitalized terms not otherwise defined in this prospectus will have the meanings given in the indenture to which they relate.

The following summaries of provisions of the debt securities and the indentures are not complete and are qualified in their entirety by reference to the provisions of the indentures and the debt securities.

Neither of the indentures limits the principal amount of debt securities that we may issue. Each indenture provides that debt securities may be issued in one or more series up to the principal amount that we may authorize from time to time. Each indenture also provides that the debt securities may be denominated in any currency or currency unit that we designate. In addition, each series of debt securities may be reopened in order to issue additional debt securities of that series in the future without the consent of the holders of debt securities of that series. Unless otherwise described in the prospectus supplement relating to a particular offering, neither the indentures nor the debt securities will contain any provisions to afford holders of any debt securities protection in the event of a takeover, recapitalization or similar restructuring of our business.

Unless otherwise described in the prospectus supplement relating to a particular offering, the senior debt securities will rank equally with all of our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to the prior payment in full of our senior debt securities. We will describe the particular terms of the subordinated debt securities that we offer in the prospectus supplement relating to those subordinated debt securities.

We will describe the specific terms relating to each particular series of debt securities in the prospectus supplement relating to the offering of those debt securities. The terms we will describe in the prospectus supplement will include some or all of the following:

●	the title and type of the debt securities;

●	the total principal amount or initial offering price of the debt securities;

●	the date or dates when the principal of the debt securities will be payable;

●	whether we will have the right to extend the stated maturity of the debt securities;

●	whether the debt securities will bear interest and, if so, the rate or rates, or the method for calculating the rate or rates, of interest;

●	if the debt securities will bear interest, the date from which interest will accrue, the dates when interest will be payable and the regular record dates for these interest payment dates;

●	the place where the principal, premium, if any, and interest, if any, on the debt securities will be paid, registered debt securities may be surrendered for registration of transfer, and debt securities may be surrendered for exchange;

●	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

●	the terms and conditions upon which we will have the option or the obligation to redeem the debt securities;

●	the denominations in which any registered debt securities will be issuable;

●	the identity of each security registrar and paying agent, and the designation of the exchange rate agent, if any, if other than the trustee;

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●	the portion of the principal amount of debt securities that will be payable upon acceleration of the maturity of the debt securities;

●	the currency used to pay principal, premium, if any, and interest, if any, on the debt securities, if other than U.S. dollars, and whether you or we may elect to have principal, premium and interest paid in a currency other than the currency in which the debt securities are denominated;

●	any index, formula or other method used to determine the amount of principal, premium or interest on the debt securities;

●	any changes or additions to the events of default, defaults or our covenants made in the applicable indenture;

●	whether the debt securities are issuable as registered debt securities or bearer debt securities, whether there are any restrictions relating to the form in which they are issued and whether bearer and registered debt securities may be exchanged for each other;

●	to whom interest will be payable

○	if other than the registered holder (for registered debt securities),

○	if other than upon presentation and surrender of the related coupons (for bearer debt securities), or

○	if other than as specified in the indentures (for global debt securities);

●	whether the debt securities are to be convertible or exchangeable for other securities and, if so, the terms of conversion or exchange;

●	particular terms of subordination with respect to subordinated debt securities; and

●	any other terms of the debt securities consistent with the provisions of the applicable indenture.

We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If we issue original issue discount securities, then we will describe the material U.S. federal income tax consequences that apply to those debt securities in the applicable prospectus supplement.

Registration and Transfer

We presently plan to issue each series of debt securities only as registered securities. However, we may issue a series of debt securities as bearer securities, or a combination of both registered securities and bearer securities. If we issue senior debt securities as bearer securities, they will have interest coupons attached unless we elect to issue them as zero coupon securities. If we issue bearer securities, we may describe material U.S. federal income tax consequences and other material considerations, procedures and limitations in the applicable prospectus supplement.

Holders of registered debt securities may present the debt securities for exchange for different authorized amounts of other debt securities of the same series and in the same aggregate principal amount at the corporate trust office of the trustee or at the office of any other transfer agent we may designate for the purpose and describe in the applicable prospectus supplement. The registered securities must be duly endorsed or accompanied by a written instrument of transfer. The agent will not impose a service charge on you for the transfer or exchange. We may, however, require that you pay any applicable tax or other governmental charge. If we issue bearer securities, we will describe any procedures for exchanging those bearer securities for other senior debt securities of the same series in the applicable prospectus supplement. Generally, we will not allow you to exchange registered securities for bearer securities.

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In general, unless otherwise specified in the applicable prospectus supplement, we will issue registered securities without coupons and in denominations of $1,000 or integral multiples, and bearer securities in denominations of $5,000. We may issue both registered and bearer securities in global form.

Conversion and Exchange

If any debt securities will be convertible into or exchangeable for our common stock, preferred stock or other securities, the applicable prospectus supplement will set forth the terms and conditions of the conversion or exchange, including:

●	the conversion price or exchange ratio;

●	the conversion or exchange period;

●	whether the conversion or exchange will be mandatory or at the option of the holder or us;

●	provisions for adjustment of the conversion price or exchange ratio; and

●	provisions that may affect the conversion or exchange if the debt securities are redeemed.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem any series of debt securities in whole at any time or in part from time to time. If any series of debt securities are redeemable only on or after a certain date or only upon satisfaction of additional conditions, the applicable prospectus supplement will specify the date or the additional conditions. Unless otherwise specified in the applicable prospectus supplement, the redemption price for debt securities will equal 100% of the principal amount plus any accrued and unpaid interest on those debt securities.

The applicable prospectus supplement will contain the specific terms on which we may redeem a series of debt securities prior to its stated maturity. Unless otherwise described in the prospectus supplement relating to a particular offering, we will send a notice of redemption to holders at least 30 days but not more than 60 days prior to the redemption date. The notice will state:

●	the redemption date;

●	the redemption price;

●	if less than all of the debt securities of the series are being redeemed, the particular debt securities to be redeemed (and the principal amounts, in the case of a partial redemption);

●	that on the redemption date, the redemption price will become due and payable and any applicable interest will cease to accrue on and after that date;

●	the place or places of payment;

●	whether the redemption is for a sinking fund; and

●	any other provisions required by the terms of the debt securities of the series that are being redeemed.

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price.

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Unless otherwise described in the prospectus supplement relating to a particular offering, if we are redeeming less than all the debt securities, the trustee will select the debt securities to be redeemed using a method it considers fair and appropriate. After the redemption date, holders of redeemed debt securities will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date.

Events of Default

Unless otherwise described in the prospectus supplement relating to a particular offering, an “event of default” regarding any series of debt securities is any one of the following events:

●	default for 30 days in the payment of any interest installment when due and payable;

●	default in the making of any sinking fund payment when due;

●	default in the payment of principal or premium (if any) when due at its stated maturity, by declaration, when called for redemption or otherwise;

●	default in the performance of any covenant in the debt securities of that series or in the applicable indenture for 60 days after notice to us by the trustee or by the holders of 25% in principal amount of the outstanding debt securities of that series;

●	certain events of bankruptcy, insolvency and reorganization; and

●	any other event of default provided with respect to that series of debt securities.

We are required to file every year with each trustee an officers’ certificate stating whether any default exists and specifying any default that exists.

Acceleration of Maturity

Unless otherwise described in the prospectus supplement relating to a particular offering, if an event of default has occurred and is continuing with respect to debt securities of a particular series (except, in the case of subordinated debt securities, defaults relating to bankruptcy events), the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the principal amount of outstanding debt securities of that series due and payable immediately.

Unless otherwise described in the prospectus supplement relating to a particular offering, at any time after a declaration of acceleration of maturity with respect to debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series by written notice to us and the trustee, may rescind and annul the declaration and its consequences if:

●	we have paid or deposited with the trustee a sum sufficient to pay:

○	all overdue interest on all outstanding debt securities of that series and any related coupons,

○	all unpaid principal of and premium, if any, on any of the debt securities which has become due otherwise than by the declaration of acceleration, and interest on the unpaid principal at the rate or rates prescribed in the debt securities,

○	to the extent lawful, interest on overdue interest at the rate or rates prescribed in the debt securities, and

○	all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel; and

●	all events of default with respect to debt securities of that series, other than the non-payment of amounts of principal, interest or any premium on the debt securities which have become due solely by the declaration of acceleration, have been cured or waived.

No rescission will affect any subsequent default or impair any right consequent thereon.

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Waiver of Defaults

Unless otherwise described in the prospectus supplement relating to a particular offering, the holders of not less than a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of the series and any related coupons, waive any past default under the applicable indenture with respect to the series and its consequences, except a default:

●	in the payment of the principal of or premium, if any, or interest on any debt security of the series or any related coupon, or

●	in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected thereby.

If an event of default with respect to debt securities of a particular series occurs and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of the series, unless the holders have offered to the trustee reasonable indemnity and security against the costs, expenses and liabilities that might be incurred by it in compliance with the request.

The holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. The trustee may refuse to follow directions in conflict with law or the indenture that may expose the trustee to personal liability or may be unduly prejudicial to the other, non-directing holders. Additionally, the trustee may take any other action the trustee deems proper which is not inconsistent with the direction.

Modification of Indenture

We and the trustee may, without the consent of any holders of debt securities, enter into supplemental indentures for various purposes, including:

●	to evidence the succession of another entity to us and the assumption by the successor of our covenants and obligations under the debt securities and the indenture;

●	establishing the form or terms of any series of debt securities issued under the supplemental indentures;

●	adding to our covenants for the benefit of the holders or to surrender any of our rights or powers under the indenture;

●	adding additional events of default for the benefit of the holders;

●	to change or eliminate any provisions of the indenture provided that the change or elimination becomes effective only when there is no debt security outstanding entitled to the benefit of any changed or eliminated provision;

●	to secure the debt securities;

●	to cure any ambiguities or correct defective or inconsistent provisions of the indenture, provided that holders of debt securities are not materially affected by the change;

●	to evidence and provide for acceptance of a successor trustee; and

●	to comply with the requirements of the Trust Indenture Act.

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We and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all affected series acting as one class, execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the indenture or modifying the rights of the holders of the debt securities of the series. Without the consent of the holders of all the outstanding debt securities affected thereby, no supplemental indenture may:

●	change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security;

●	reduce the principal amount of, the rate of interest on or any premium payable upon the redemption of, or change the manner of calculating the rate of interest on, any debt security;

●	reduce the amount of the principal of any original issue discount security that would be due and payable upon acceleration of the maturity of the debt security;

●	change the place of payment where, or the currency in which, principal or interest on any debt security is payable;

●	impair the right to institute suit for enforcement of payments;

●	reduce the percentage in principal amount of the outstanding debt securities of any series, the holders of which must consent to a supplemental indenture or any waiver of compliance with various provisions of, or defaults and covenants under, the indenture; or

●	modify any of the provisions described in this section.

Consolidation, Merger and Sale of Assets

Unless otherwise described in the prospectus supplement relating to a particular offering, as provided in the indentures, we may not consolidate with or merge into any other person, or convey, transfer or lease all or substantially all of our assets to any other person, unless:

●	the person surviving or formed by the transaction is organized and validly existing under the laws of any United States jurisdiction and expressly assumes our obligations under the debt securities and the indentures;

●	immediately after giving effect to the transaction, no event of default will have occurred and be continuing under the indentures; and

●	the trustees under the indentures receive certain officers’ certificates and opinions of counsel.

Satisfaction and Discharge

We may terminate our obligations with respect to debt securities of any series not previously delivered to the trustee for cancellation when those debt securities:

●	have become due and payable;

●	will become due and payable at their stated maturity within one year; or

●	are to be called for redemption within one year under arrangements satisfactory to the indenture trustee for giving notice of redemption.

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We may terminate our obligations with respect to the debt securities of a series by depositing with the trustee, as trust funds in trust dedicated solely for that purpose, an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series. In that case, the applicable indenture will cease to be of further effect, and our obligations will be satisfied and discharged with respect to that series (except our obligations to pay all other amounts due under the indenture and to provide certain officers’ certificates and opinions of counsel to the trustee). At our expense, the trustee will execute proper instruments acknowledging the satisfaction and discharge.

The Trustees

Any trustee may be deemed to have a conflicting interest for purposes of the Trust Indenture Act and may be required to resign as trustee if there is an event of default under the applicable indenture and, as more fully described in Section 310(b) of the Trust Indenture Act, one or more of the following occurs:

●	the trustee is a trustee under another indenture under which our securities are outstanding;

●	the trustee is a trustee for more than one outstanding series of debt securities under a single indenture;

●	we or our affiliates or underwriters hold certain threshold ownership beneficial ownership interest in the trustee;

●	the trustee holds certain threshold beneficial ownership interests in us or in securities of ours that are in default;

●	the trustee is one of our creditors; or

●	the trustee or one of its affiliates acts as an underwriter or agent for us.

We may appoint an alternative trustee for any series of debt securities. The appointment of an alternative trustee would be described in the applicable prospectus supplement.

We and our affiliates may engage in transactions with the trustee and its affiliates in the ordinary course of business.

Governing Law

Each of the indentures are, and the related senior debt securities and subordinated debt securities will be, governed by and construed under the internal laws of the State of New York.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, shares of preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

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We will describe the particular terms of any warrants that we offer in the prospectus supplement relating to those warrants. Those terms may include the following:

●	the specific designation and aggregate number of warrants, and the price at which we will issue the warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the date on which the right to exercise the warrants will begin and the date on which the right will expire or, if the warrants are not continuously exercisable throughout that period, the specific date or dates on which they are exercisable;

●	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

●	any applicable material United States federal income tax considerations;

●	the identity of the warrant agent, if any, for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

●	the designation, aggregate principal amount, currency, denomination and terms of any debt securities that may be purchased upon exercise of the warrants;

●	the designation, amount, currency, denominations and terms of any preferred stock or common stock purchasable upon exercise of the warrants;

●	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;

●	the principal amount of debt securities or the number of shares of preferred stock or common stock purchasable upon exercise of any warrant and the price at which those shares may be purchased;

●	provisions for changes to or adjustments in the exercise price;

●	if applicable, the minimum or maximum number of warrants that may be exercised at any one time;

●	information with respect to any book-entry procedures;

●	any anti-dilution provision of the warrants;

●	any redemption or call provisions; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder thereof to purchase such number of shares of common stock or preferred stock or other securities at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

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DESCRIPTION OF UNITS

We may issue, in one or more series, units comprised of shares of our common stock or preferred stock, warrants to purchase common stock or preferred stock, debt securities or any combination of those securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

We may evidence units by unit certificates that we issue under a separate agreement. We may issue the units under a unit agreement between us and one or more unit agents. If we elect to enter into a unit agreement with a unit agent, the unit agent will act solely as our agent in connection with the units and will not assume any obligation or relationship of agency or trust for or with any registered holders of units or beneficial owners of units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of units if we elect to use a unit agent.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including: (i) the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately; (ii) any provisions of the governing unit agreement that differ from those described herein; and (iii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The other provisions regarding our common stock, preferred stock, warrants and debt securities as described in this section will apply to each unit to the extent such unit consists of shares of our common stock, preferred stock, warrants and/or debt securities.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time:

●	to or through underwriters or dealers for resale to the purchasers;

●	directly to purchasers;

●	through agents or dealers to the purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate that third parties may sell securities covered by this prospectus and the prospectus supplement, including in short sale transactions, in connection with those derivatives. If so, the third party may use securities we pledge or that are borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in those sale transactions will be an underwriter and, if applicable, will be identified in the prospectus supplement (or a post-effective amendment thereto).

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A prospectus supplement with respect to each series of securities will include, to the extent applicable:

●	the terms of the offering;

●	the name or names of any underwriters, dealers, remarketing firms, or agents and the terms of any agreement with those parties, including the compensation, fees, or commissions received by, and the amount of securities underwritten, purchased, or remarketed by, each of them, if any;

●	the public offering price or purchase price of the securities and an estimate of the net proceeds to be received by us from any such sale, as applicable;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the anticipated delivery date of the securities, including any delayed delivery arrangements, and any commissions we may pay for solicitation of any such delayed delivery contracts;

●	that the securities are being solicited and offered directly to institutional investors or others;

●	any discounts or concessions to be allowed or reallowed or to be paid to agents or dealers; and

●	any securities exchange on which the securities may be listed.

Any offer and sale of the securities described in this prospectus by us, any underwriters, or other third parties described above may be effected from time to time in one or more transactions, including, without limitation, privately negotiated transactions, either:

●	at a fixed public offering price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices at the time of sale; or

●	at negotiated prices.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the NASDAQ Global Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the NASDAQ Global Market or those other securities exchanges or quotation or trading services.

Those at-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

●	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

●	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block as principal in order to facilitate the transaction; and/or

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933 of the securities so offered and sold.

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In connection with offerings made through underwriters or agents, we may enter into agreements with those underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents also may sell securities covered by this prospectus to hedge their positions in any such outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under those arrangements to close out any related open borrowings of securities.

We may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in any event of default in the case of a pledge, sell the pledged securities using this prospectus and the applicable prospectus supplement. That financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities covered by this prospectus.

We may solicit offers to purchase the securities covered by this prospectus directly from, and we may make sales of such securities directly to, institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of such securities.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms acting as principals for their own accounts or as agents for us.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. We generally expect that any agent will be acting on a “best efforts” basis for the period of its appointment.

If underwriters are used in any sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions, and the underwriters will be obligated to purchase all of that series of securities, if any are purchased.

Underwriters, dealers, agents, and remarketing firms may at the time of any offering of securities be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers, agents, and remarketing firms may be required to make. Underwriters, dealers, agents, and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

Any underwriters to whom securities covered by this prospectus are sold by us for public offering and sale, if any, may make a market in the securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

LEGAL MATTERS

ArentFox Schiff LLP, Washington, DC, will pass upon the validity of the securities offered by this prospectus for us. Legal matters will be passed upon for any underwriters, dealers or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The audited financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of BDO Audit Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

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Prospectus Supplement

Intelligent Bio Solutions Inc.

569,560 Shares of Common Stock

Warrants to Purchase Up to 170,868 Shares of Common Stock

Ladenburg Thalmann

March 8, 2023